UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

HyreCar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Wilshire Ave, Suite# 1950 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 23, 2022 (the “Effective Date”), Ken Grimes stepped down from his role as the Chief Technology Officer of HyreCar, Inc. (the “Company”). The Board appointed Greg Tatem as the Company’s Chief Technology Officer effective upon the Effective Date.

From December 2013 until joining the Company, Mr. Tatem served as the Chief Technology Officer of wine.com, an online retailer of wines. Prior to his tenure at wine.com, from October 2013 through December 2013, Mr. Tatem served as the Director of e-commerce engineering at Williams-Sonoma, Inc. (NYSE: WSM), a consumer retail company that focuses on kitchenware and home furnishings. Prior to joining Williams Sonoma, Inc., Mr. Tatem served in roles focused on engineering and/or product development at various organizations including Linden Lab, a technology company focused developing platforms to create virtual experiences, Fuego Nation, a social networking solutions company, and Picaboo, a company focused on providing custom photos. Mr. Tatem is a 1990 graduate of the University of California, Los Angeles.

Grimes Transition Services Agreement

On the Effective Date, the Company entered into a transition services agreement (the “Transition Services Agreement”) with Mr. Grimes, pursuant to which Mr. Grimes will be employed with the Company until July 1, 2022, unless earlier terminated pursuant to the terms of the Transition Services Agreement (the “Separation Date”). Pursuant to the Transition Services Agreement, Mr. Grimes will serve as a special advisor to the Company’s executive team and assist in certain transition matters related to the Company’s technology and platform.

Pursuant to the Transition Services Agreement, and subject to continued compliance with the terms thereof, Mr. Grimes will be entitled to the following:

•	continued base salary at the annualized rate of $200,000 and benefits at the same, or substantially similar, levels as provided in his role as Chief Technology Officer; and

•
75,000 shares of the Company’s common stock, par value $0.00001 per share, which are to be issued at the Separation Date, provided that (i) Mr. Grimes was not earlier terminated for Cause (as defined in the Transition Services Agreement), (ii) does not breach the terms of the Transition Services Agreement and (iii) executes a customary Confidential Separation and General Release Agreement (the “Separation Agreement”) on the Separation Date which would require him to release all claims he may have against the Company and reaffirm certain obligations as set forth in the Transition Services Agreement.

The Transition Services Agreement contains customary restrictions on any disparagement of the Company by Mr. Grimes and restrictions on Mr. Grimes use of the Company’s confidential information. Pursuant to the Transition Services Agreement, Mr. Grimes will be subject to customary non-solicitation provisions until the second anniversary of Separation Date.

Tatem Offer Letter

In connection with Mr. Tatem’s appointment as the Chief Technology Officer, the Company and Mr. Tatem executed an Offer Letter, dated April 19, 2022 (the “Tatem Agreement”) and effective as of the Effective Date. Pursuant to the terms of the Tatem Agreement, Mr. Tatem is entitled to an annual base salary of $350,000 per year (“Base Salary”). In addition, the Tatem Agreement provides that Mr. Tatem will be paid an annual discretionary cash bonus of $105,000 and a long-term incentive grant in the amount of $100,000, in each case, for the 2022 fiscal year subject to achievement of performance goals as set by the Company’s Board of Directors. In addition, the Company agreed to lease an apartment for Mr. Tatem and provide reimburse Mr. Tatem for travel from San Francisco to Los Angeles on a weekly basis.

Pursuant to the Tatem Agreement, Mr. Tatem was granted restricted stock units of 150,000 shares of the Company’s common stock (the “RSUs”). The RSUs will vest as follows: 25% of the RSUs will vest on the 12-month anniversary of the Effective Date with the remaining RSUs vesting in 12 equal quarterly installments thereafter. The RSUs were granted under the Company’s 2021 Equity Incentive Plan (the “Plan”), and Mr. Tatem will be eligible for future equity awards under the Plan or such other plan or arrangements the Company may have in effect from time to time, as approved by the Board (or a committee thereof) in its sole discretion.

Under the terms of the Tatem Agreement, if Mr. Tatem is terminated by the Company prior to May 23, 2023 for reasons other than Cause (as defined in the Tatem Agreement) or resigns for Good Reason (as defined in the Tatem Agreement), he is entitled to receive a severance in the amount of 50% of the Base Salary, subject to his compliance with continuing obligations to the Company and his execution of a general release in favor of the Company.

The foregoing descriptions of the Tatem Agreement and the Transition Services Agreement are only summaries, and each is qualified in its entirety by the Tatem Agreement and the Transition Services Agreement, as applicable, a copy of each which the Company expects to file, to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release dated May 25, 2022 announcing the foregoing officer appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Date: May 25, 2022	By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer